                                                                      EXHIBIT 22
                                                                      ----------

                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES

                           PARENTS AND SUBSIDIARIES
                           ------------------------

James A. Collins, Chairman of the Board, owned of record and beneficially, at June 30, 1997, 3,800,840 shares of the Company's common stock, representing approximately 13 percent of the Company's total shares outstanding and may be considered a "parent" of the Company as such term is defined by the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Set forth below is a list of all of the Company's subsidiaries as of June 30, 1997:

                                            Jurisdiction of
Name of Subsidiary                           Incorporation
----------------------------------------    ---------------
Buffalo Ranch Australia Pty, Ltd.               Nevada
Buffalo Ranch Steakhouses, Inc.                Delaware
CFI Insurers, Ltd.                            California
Collins Finance and Management Pty, Ltd.        Nevada
Collins Foods Australia Pty, Ltd.             California
Collins Foods International, Pty, Ltd.         Maryland
Collins International, Inc.                    Maryland
Collins Properties, Inc.                       Maryland
Collins Property Development Pty, Ltd.         Maryland
Curly's of Springfield, P.A., Inc.             Maryland
Dalton's Roadhouse, Inc.                       Maryland
F.R. Group #3756, Inc.                         Maryland
F.R. Group #3799, Inc.                         Maryland
Furnace Concepts Australia Corp.               Maryland
Furnace Concepts International, Inc.           Maryland
Gulliver's Australia Pty, Ltd.                 Maryland
J.S.S. Restaurants Ltd.                        Maryland
Josephina's, Inc.                            Pennsylvania
Mexican Concepts, Inc.                         Maryland
Restaurant Concepts International, Inc.      Pennsylvania
Restaurant Concepts of Australia Pty, Ltd.     Delaware
Rustler No. 3, Inc.                            New York
Scott's & Sizzler Ltd.                         Maryland
Second Street Corporation, Inc.                Virginia
SizAnnCo, Inc.                                  Canada
SizBalCo, Inc.                                  Canada
SizCarCo, Inc.                                  Canada
SizCharlesCo, Inc.                             Delaware

                                            Jurisdiction of
Name of Subsidiary                           Incorporation
---------------------------------------     ---------------
SizFredCo, Inc.                                Delaware
SizHarCo, Inc.                                  Bermuda
SizHoCo, Inc.                                 California
SizMoCo, Inc.                                 California
SizPGCo, Inc.                                 California
SizWashCo, Inc.                                Delaware
Sizzler Australia Pty, Ltd.                     Bermuda
Sizzler Family Steak Houses, Inc.               Nevada
Sizzler Franchise Development, Ltd.            Australia
Sizzler Holdings of Canada, Inc.               Australia
Sizzler International Marks, Inc.              Australia
Sizzler New Zealand Limited                    Australia
Sizzler of DEL., Inc.                          Australia
Sizzler of N.Y., Inc.                          Australia
Sizzler of Patapsco, MD., Inc.                 Australia
Sizzler of VA., Inc.                            Nevada
Sizzler Restaurant Services, Inc.               Nevada
Sizzler Restaurants International, Inc.         Nevada
Sizzler Restaurants Management, Inc.            Nevada
Sizzler South Pacific Pty, Ltd.                 Nevada
Sizzler Southeast Asia, Inc.                   Singapore
Sizzler Steak Seafood Salad (S) Pte. Ltd.       Nevada
Sizzler USA Franchise, Inc.                     Nevada
Sizzler USA Real Property, Inc.                Delaware
Sizzler USA. Inc.                              Delaware
Tenly Enterprises, Inc.                        Delaware
The Italian Oven Australia Pty, Ltd.           Delaware